UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 2, 2021

PARK NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street,	P.O. Box 3500,	Newark,	Ohio	43058-3500
(Address of principal executive offices) (Zip Code)

(740)	349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PRK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 - Termination of a Material Definitive Agreement.

On August 2, 2021, in accordance with the terms of the Credit Agreement dated as of May 18, 2016, as amended by a First Amendment to Credit Agreement entered into as of June 15, 2017, a Second Amendment to Credit Agreement entered into as of May 17, 2018, a Third Amendment to Credit Agreement entered into as of June 22, 2018, a Fourth Amendment to Credit Agreement entered into as of June 20, 2019 and a Fifth Amendment to Credit Agreement entered into as of June 17, 2020 (as amended, the “Credit Agreement”), by and between Park National Corporation (the “Registrant”) and U.S. Bank National Association (“U.S. Bank”), the Registrant repaid to U.S. Bank the outstanding principal balance under the Term Loan (as defined in the Credit Agreement) of $27,500,000, plus accrued and unpaid interest through the August 2, 2021 repayment date in an amount reflecting a floating interest rate of one-month LIBOR plus 1.65% per annum. The Term Loan, which had been executed by the Registrant on June 20, 2019 in connection with the Fourth Amendment to Credit Agreement, had an original principal amount of $50,000,000.

The Revolving Loan Maturity Date of June 20, 2021 had expired in accordance with the terms of the Credit Agreement, with no amount being outstanding under any Revolving Loan (as defined in the Credit Agreement) at such Revolving Loan Maturity Date. The amount of the Revolving Loan Commitment (as defined in the Credit Agreement) had been $15,000,000 since the execution of the Fourth Amendment to Credit Agreement.

Upon repayment in full of the outstanding borrowing under the Term Loan, the Credit Agreement was terminated effective as of August 2, 2021. The Term Loan Maturity Date, under the terms of the Credit Agreement, had been June 20, 2022.

No early termination penalties were incurred by the Registrant as a result of the termination of the Credit Agreement.

U.S. Bank serves as the Trustee under the Indenture, dated as of August 20, 2020, as supplemented by the First Supplemental Indenture, dated as of August 20, 2020, pursuant to which the Registrant issued and sold $175,000,000 aggregate principal amount of the Registrant’s 4.50% Fixed-to-Floating Rate Subordinated Notes due 2030. In addition, from time to time, the Registrant and some of the Registrant’s subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with U.S. Bank in the ordinary course of business. The Registrant also maintains banking and lending relationships with U.S. Bank and U.S. Bank’s affiliates in the ordinary course of business. These banking relationships include U.S. Bank providing the Registrant with general banking services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: August 3, 2021	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

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